UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2022

MSP Recovery, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39445 (Commission File Number)	84-4117825 (I.R.S. Employer Identification No.)

2701 Le Jeune Road Floor 10 Coral Gables, Florida		33134
(Address of principal executive offices)		(Zip Code)

(305) 614-2222

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSPR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

On June 29, 2022, as previously disclosed in connection with the recently completed business combination (the “Business Combination”) pursuant to that certain Membership Interest Purchase Agreement, dated as of July 11, 2021 (as amended, the “MIPA”), by and among MSP Recovery, Inc. (the “Company”), Lionheart II Holdings, LLC (“Opco”), each limited liability company set forth on Schedule 2.1(a) to the MIPA (the “MSP Purchased Companies”), the members of the MSP Purchased Companies listed on Schedule 2.1(b) to the MIPA (the “Members”), and John H. Ruiz, as the representative of the Members, the Company issued 50,022,000 Up-C Units each consisting of one share of Class V common stock, par value $0.0001, of the Company, and one Class B Unit of Opco. Such Up-C Units were designated to the Company and its wholly owned subsidiary pursuant to Section 3.1(a) of the MIPA for cancelation at closing of the Business Combination and reserved by the Company and Opco for future issuance to specified designees. By their terms, the Up-C Units are exchangeable for an equivalent number of shares of Class A common stock, par value $0.0001, of the Company (“Class A Common Stock”) and the designated recipients of the Up-C Units have exercised such right to exchange their Up-C Units and receive therefor shares of Class A Common Stock. The issuance of these securities is neither incremental to nor does it increase the aggregate voting or economic power of securities contemplated as consideration in the Business Combination. In addition, the recipients of such securities have agreed to a lock-up that precludes resales of 60% of such securities prior to December 27, 2022. To the extent the issuance of such securities to such designated persons constitutes a sale, such securities were issued pursuant to the exemption from registration contained in Sections 4(a)(2) and 3(a)(9) of the Securities Act. An additional 45,504,708 Up-C Units (and/or shares of Class A common stock into which they are exchangeable), which were previously approved by stockholders for issuance in connection with the Business Combination, have not yet been allocated and may be issued in the future, including to employees as part of an employee plan, in lieu of a corresponding number of Up-C Units that were cancelled.

On June 29, 2022, the Company issued 1,000,000 shares of Class A Common Stock to Cano Health, LLC (“Cano”) at a unit value of $10.00 per share pursuant to Section 3.1(a) of the Amended and Restated Claims Recovery and Assignment Agreement (the “Assignment Agreement”), dated as of December 31, 2021, by and between the Company and Cano, as consideration for the assignment of past claims data. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Cano is subject to a lock-up for the shares issued for a period of twelve months from the date of issuance, or June 29, 2023. If on June 29, 2023, the twenty trading day trailing average closing share price is below $10, then Cano will be issued additional shares, and/or receive adequate replacement consideration satisfactory to Cano to achieve a total market value of not less than $10,000,000 (the “True-Up”). If the True-Up would require the issuance of more than 19.99% of the total outstanding shares of the Company, then in that event, Cano will receive up to 19.99% of the Company’s shares and the remaining value of the True-Up will be paid in cash.

On June 29, 2022, the Company issued 244,339 shares of Class A Common Stock to Palantir Technologies Inc. (“Palantir”) pursuant to the Amended and Restated Order #1, dated as of October 8, 2021, by and between the Company and Palantir, as consideration for certain products and services rendered to the Company by Palantir. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2022, the Company’s Board of Directors (the “Board”) appointed Calvin Hamstra, 36, as the Company’s Chief Financial Officer and principal financial officer. Mr. Ricardo Rivera will no longer serve as the Company’s principal financial officer. Mr. Hamstra served as the Company’s Vice President of Accounting and Reporting since September 2021, and served as Financial Reporting Manager at Lennar Corporation, from June 2017 to September 2021. Mr. Hamstra also served in prior roles providing accounting and consulting services to various public accounting firms and other public or private entities.

There are no arrangements or understandings between Mr. Hamstra and any other persons pursuant to which he was appointed Chief Financial Officer. Mr. Hamstra has no direct or indirect material interest in any transaction required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K. Any material adjustments to Mr. Hamstra’s compensation in connection with his appointment as Chief Financial Officer will be recommended and established by the Compensation Committee for Board approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSP RECOVERY, INC.
Dated: June 29, 2022

	By:	/s/ Ricardo Rivera
	Name:	Ricardo Rivera
	Title:	Chief Operating Officer